EXHIBIT 99.1

[LETTERHEAD]

STATEMENT UNDER OATH OF PRINCIPAL EXECUTIVE
OFFICER REGARDING FACTS AND CIRCUMSTANCES
RELATING TO EXCHANGE ACT FILINGS

I, Neil S. Novich, state and attest that:

(1) To the best of my knowledge, based upon a review of the covered reports of Ryerson Tull, Inc., and, except as corrected or supplemented in a subsequent covered report:

•
no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and

•
no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

(2) I have reviewed the contents of this statement with Ryerson Tull, Inc.’s audit committee.

(3) In this statement under oath, each of the following, if filed on or before the date of this statement, is a “covered report”:

•	Annual Report on Form 10-K for 2001 filed with the Commission of Ryerson Tull, Inc.;

•
all reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of Ryerson Tull, Inc. filed with the Commission subsequent to the filing of the Form 10-K identified above; and any amendments to any of the foregoing.

/s/ Neil S. Novich Neil S. Novich Chairman, President & Chief Executive Officer (Principal Executive Officer) August 12, 2002	Subscribed and sworn to before me this 12th day of August 2002

/s/ Mari Hernandez Notary Public My Commission Expires: 2/18/04